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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-143254 on Form S-3, Registration Statement No. 333-144179 on Form S-8 and Registration Statement No. 333-156116 on Form S-8 of our report dated March 14, 2008, relating to the 2007 and 2006 financial statements of Venoco, Inc., appearing in this Annual Report on Form 10-K of Venoco, Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 3, 2009

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM